UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 31, 2010, Lighting Science Group Corporation (the “Company”) appointed Gregory Kaiser as the Company’s Chief Financial Officer. Mr. Kaiser was previously appointed interim Chief Financial Officer on July 28, 2010. In conjunction with Mr. Kaiser’s appointment, the board of directors of the Company awarded Mr. Kaiser an incentive stock option to purchase 500,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity-Based Compensation Plan. The stock option has an exercise price of $1.64 and is scheduled to vest in four equal annual installments beginning on August 31, 2011.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On September 2, 2010, the Company will make a presentation concerning its business at the J.P. Morgan LED General Lighting Symposium in New York, New York. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the written presentation is also available on the Investor Relations section of the Company’s website at http://lsgc.com/.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit

99.1	Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: September 2, 2010	By:	/s/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	General Counsel

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Presentation Materials.